                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 ---------------

                                      TODCO
             (Exact name of registrant as specified in its charter)

                              DELAWARE                                                76-0544217
             (State of incorporation or organization)                    (I.R.S. Employer Identification No.)

            2000 W. SAM HOUSTON PARKWAY SOUTH, SUITE 800
                           HOUSTON, TEXAS                                                77042
              (Address of principal executive offices)                                (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

                                                                Name of each exchange on which
Title of each class to be so registered                         each class is to be registered
---------------------------------------                         ------------------------------
CLASS A COMMON STOCK, PAR VALUE $.01 PER SHARE                         NEW YORK STOCK EXCHANGE

PREFERRED STOCK PURCHASE RIGHTS                                        NEW YORK STOCK EXCHANGE

         If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

         Securities Act registration statement file number to which this form relates: 333-101921

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (title of class)


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Item 1.           Description of Registrant's Securities to be Registered.

                  A description of the Registrant's Class A common stock, par value $.01 per share, and related preferred stock purchase rights is contained in the Registrant's Registration Statement on Form S-1 (Registration No. 333-101921) filed with the Securities and Exchange Commission (the "Commission") on December 18, 2002, Amendment No. 1 thereto filed with the Commission on February 12, 2003, Amendment No. 2 thereto filed with the Commission on April 1, 2003, Amendment No. 3 thereto filed with the Commission on September 12, 2003, Amendment No. 4 thereto filed with the Commission on October 2, 2003, Amendment No. 5 thereto filed with the Commission on October 15, 2003, Amendment No. 6 thereto filed with the Commission on December 15, 2003, Amendment No. 7 thereto filed with the Commission on January 21, 2004, Amendment No. 8 thereto filed with the Commission on February 3, 2004 and Amendment No. 9 thereto filed with the Commission on February 3, 2004, under the caption "Description of Capital Stock," which description is incorporated herein by reference.

Item 2.           Exhibits.

                  Not applicable.


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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          TODCO

Date: February 4, 2004                    By:      /s/ T. Scott O'Keefe
                                               ------------------------------
                                                       T. Scott O'Keefe
                                                  Senior Vice President and
                                                   Chief Financial Officer



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